Exhibit 99.1

Sutter Rock Capital Corp. Provides Additional Clarity on Dividend Distribution

SAN FRANCISCO, Calif., November 15, 2019 (GLOBE NEWSWIRE) – Sutter Rock Capital Corp. (“Sutter Rock” or the “Company”) (Nasdaq:SSSS) today defined the character of the dividend declared on November 5, 2019.

On November 5, 2019, Sutter Rock’s Board of Directors declared a $0.20 per share cash dividend, payable on December 12, 2019 to the Company’s common stockholders of record as of the close of business on December 2, 2019. The ex-dividend date is November 29, 2019. As part of the November 6, 2019 earnings announcement, Sutter Rock also disclosed that it anticipated declaring an additional dividend by year end.

Sutter Rock’s $0.20 per share dividend and the anticipated additional dividend are expected to be reported as capital gains dividends and treated as long-term capital gains by stockholders. Sutter Rock does not anticipate having any investment company taxable income for the current year; therefore, the Company does not expect any portion of the current year dividends to be ordinary dividends.

Given ongoing M&A activity in Sutter Rock’s investment portfolio and the potential outcome of the Company’s outstanding modified “Dutch Auction” tender offer (the “Tender Offer”), the Company is providing an updated range for the additional dividend. Sutter Rock estimates the additional dividend to range between $0.05 and $0.50 per share. The Company expects to declare the additional dividend no later than December 19, 2019 with payment in January 2020.

Certain Information Regarding the Dividend

The date of declaration and amount of the additional dividend are subject to the sole discretion of the Company’s Board of Directors.

The aggregate amount of the dividends declared and paid by Sutter Rock will be fully taxable to stockholders. The tax character of Sutter Rock’s dividends cannot be finally determined until the close of the Company’s taxable year (December 31). Sutter Rock will report the actual tax characteristics of each year’s dividends annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call American Stock Transfer at 800-937-5449.

Certain Information Regarding the Tender Offer

The size of the additional dividend is dependent upon the results of Sutter Rock’s outstanding $10.0 million Tender Offer. The Tender Offer commenced on October 21, 2019 and will expire at 5:00 P.M. E.T., on November 20, 2019, unless extended. Any shares tendered may be withdrawn prior to expiration of the Tender Offer.

About Sutter Rock Capital Corp.

Sutter Rock Capital Corp. (Nasdaq:SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Sutter Rock is headquartered in San Francisco, CA. www.sutterrock.com

Forward-Looking Statements

Statements included herein, including statements regarding Sutter Rock's beliefs, expectations, intentions or strategies for the future, may constitute "forward-looking statements". Sutter Rock cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause Sutter Rock's actual results to differ from management's current expectations are contained in Sutter Rock's filings with the Securities and Exchange Commission. Sutter Rock undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

Contact

Sutter Rock Capital Corp.

(650) 235-4769

IR@sutterrock.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@sutterrock.com